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                                                                     EXHIBIT 5.1

                          [BARBER & BARTZ LETTERHEAD]







                                  June 28, 2000




XETA Technologies, Inc.
1814 West Tacoma
Broken Arrow, Oklahoma 74012



Gentlemen:

         We refer to Post-Effective Amendment No. 2 to the Registration Statement on Form S-8, No. 33-62173 (the "Registration Statement") of XETA Technologies, Inc., an Oklahoma corporation (the "Company"), to be filed with the Securities and Exchange Commission on or about June 28, 2000 pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). This Post Effective Amendment No. 2 is being filed for the purpose of reflecting a change in the amount of securities to be issued under the XETA Corporation Employee Stock Option Plan and under the individual stock option agreements identified in the Registration Statement (the Employee Stock Option Plan and the individual stock option agreements being collectively referred to herein as the "Plans"), as a result of a two-for-one stock split of the Common Stock of the Company declared by the Board of Directors on April 7, 2000 for shareholders of record on June 30, 2000 (the "2000 Stock Split").

         We have examined the Company's Restated Certificate of Incorporation, as amended, the Bylaws as currently in effect, minutes of applicable meetings and applicable memoranda of action of the Board of Directors and the shareholders of the Company, and such other corporate records, certificates of public officials and documents as we have deemed necessary in order to render the opinions expressed herein.

         Based upon the foregoing, it is our opinion that:

         1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma.

         2. The shares of Common Stock which are issuable on and after the record date of the 2000 Stock Split pursuant to the terms of the Plans have been validly authorized for issuance and, upon issuance and delivery thereof and the payment therefore in accordance with the

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XETA Corporation
June 28, 2000
Page 2


provisions of the Plans, the Common Stock so issued will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                 Very truly yours,

                                                 BARBER & BARTZ

                                                 /s/ NANCY HANANIA JONES
                                                 Nancy Hanania Jones

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